EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

      THE STOCKHOLDERS AND BOARD OF DIRECTORS OF THE GILLETTE COMPANY

      We consent to incorporation by reference in the following registration statements of The Gillette Company and any amendments thereto (1) No. 333-101112 on Form S-3, (2) No. 333-86334 on Form S-4, (3) No. 333-86336 on
Form S-3, (4) No. 333-59420 on Form S-8, (5) No. 333-63850 on Form S-8, (6) No.
333-55790 on Form S-8, (7) No. 333-75517 on Form S-3, (8) No. 33-9495 on Form
S-8, (9) No. 2-93230 on Form S-8, (10) Nos. 33-56218 and 33-27916 on Form S-8
which incorporate by reference therein registration statements on Form S-8 Nos. 2-90276, 2-63951 and 1-50710 and No. 2-41016 on Form S-7, (11) No. 33-54974 on
Form S-3, (12) No. 33-50303 on Form S-3, (13) No. 33-52465 on Form S-8, (14)
No. 33-53257 on Form S-8, (15) No. 33-53258 on Form S-8, (16) No. 33-55051 on
Form S-3, (17) No. 33-59125 on Form S-8, (18) No. 33-63707 on Form S-8, (19)
No. 333-16735 on Form S-4, (20) No. 333-19133 on Form S-8, (21), No. 333-25533
on Form S-8 and (22) No. 333-44257 on Form S-3 of our report dated February 14, 2003, relating to the consolidated balance sheet of The Gillette Company and subsidiary companies as of December 31, 2002 and 2001, and the consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002, Annual Report on Form 10-K of The Gillette Company.

/s/ KPMG LLP

Boston, Massachusetts
March 3, 2003

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